UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Horizon Offshore, Inc.

(Name of Registrant As Specified In Its Charter)

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Horizon Offshore, Inc.
2500 CityWest Boulevard, Suite 2200
Houston, Texas 77042
Dear Stockholder:
      We are providing you with this letter to inform you that stockholders (the “Majority Stockholders”) holding approximately 72.1% of the issued and outstanding shares of common stock of Horizon Offshore, Inc., a Delaware corporation (“we” “us” or the “Company”) have approved, by written consent in lieu of a meeting, an amendment to our 2005 Stock Incentive Plan to provide for grants of stock options to the Company’s non-employee directors (the “Amendment”). The enclosed Information Statement and Notice of Stockholder Action fully describes the Amendment.
      The written consent signed by the Majority Stockholders, which was delivered to the Company on January 12, 2006, satisfies the stockholder approval requirements under the 2005 Stock Incentive Plan and will allow us to amend the 2005 Stock Incentive Plan as contemplated by the Amendment on or after April 12, 2006.
We are not asking you for a proxy and you are requested not to send us a proxy.
      This Information Statement is furnished solely for the purpose of informing you of the Amendment approved by the Majority Stockholders in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934. This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the Amendment.
      Our board of directors has fully reviewed and unanimously approves the Amendment and has determined that the Amendment is in the best interests of the Company.
      Thank you for your support.

Sincerely,

David W. Sharp
President and Chief Executive Officer
March 20, 2006

INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING
VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AMENDMENT TO OUR 2005 STOCK INCENTIVE PLAN
DIRECTOR COMPENSATION
EXECUTIVE OFFICER COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
MISCELLANEOUS
APPENDIX A

Horizon Offshore, Inc.
2500 CityWest Boulevard, Suite 2200
Houston, Texas 77042
INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING
Dated March 20, 2006
INTRODUCTION
      This Information Statement is being mailed on or about March 22, 2006 to the stockholders of Horizon Offshore, Inc. (“we” “us” or the “Company”) who owned their shares of record as of the close of business on March 6, 2006. This Information Statement is being sent to you for information purposes only. No action is required or requested on your part.

We are not asking you for a proxy and you are requested not to send us a proxy.
      The purpose of this Information Statement is to inform you that on January 12, 2006, stockholders of the Company holding an aggregate of 547,381,786 shares of our common stock (the “Majority Stockholders”), which constitutes approximately 72.1% of the issued and outstanding shares of our common stock as of March 6, 2006, approved by written consent in lieu of a meeting an amendment to our 2005 Stock Incentive Plan to provide for grants of stock options to the Company’s non-employee directors (the “Amendment”).
      The 2005 Stock Incentive Plan requires the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our common stock to approve the Amendment. The record date for determining the stockholders entitled to vote on the Amendment was the close of business on March 6, 2006. Our common stock is the only class of our securities entitled to vote on the Amendment. Each share of common stock is entitled to one vote. Our Certificate of Incorporation and Delaware law allow our stockholders to act by written consent in lieu of a meeting.

VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Common Stock Ownership of Principal Stockholders
      The following table provides you with information, as of March 15, 2006, regarding beneficial ownership of our common stock of each stockholder that we know to be the beneficial owner of more than 5% of our outstanding common stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, all information set forth in the following table is based on the information filed by such stockholder with the Securities and Exchange Commission and the shares are held with sole voting and investment power. As of March 15, 2006, we had 759,631,773 shares of common stock outstanding.

		Percent
	No. of	of
Name and Address of Beneficial Owner	Shares	Class

Falcon Mezzanine Investments, LLC(1)	80,014,385	10.5%
21 Custom House Street, 10th Floor
Boston, MA 02110
Elliott Associates, L.P.(2)	151,522,184	19.9%
712 Fifth Avenue, 36th Floor
New York, NY 10019
Elliott International, L.P.(3)	98,630,797	13.0%
712 Fifth Avenue, 36th Floor
New York, NY 10019
Highland Crusader Offshore Partners, L.P.(4)	56,083,170	7.4%
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Lloyd I. Miller, III(5)	133,821,916	17.6%
4550 Gordon Drive
Naples, FL 34102
Bryant R. Riley(6)	65,315,211	8.6%
11100 Santa Monica Blvd.
Suite 800
Los Angeles, CA 90025
Trafelet & Company, LLC(7)	42,963,000	5.7%
900 Third Avenue, 5th Floor
New York, NY 10022

(1)	In its Schedule 13D/ A filed December 21, 2005, Falcon Mezzanine Investments, LLC reported it has shared voting and dispositive power with respect to all reported shares with Falcon Mezzanine Partners, LP, of which Falcon Mezzanine Investments, LLC is the general partner, and Falcon Investment Advisors, LLC, which manages Falcon Mezzanine Partners, L.P. Falcon Mezzanine Investments, LLC is a wholly-owned subsidiary of Falcon Partners Holdings, LLC, which is controlled by Mr. Sandeep D. Alva.

(2)	In its Form 4 filed December 30, 2005, Elliott Associates, L.P. reported direct ownership of 59,310,942 shares and indirect ownership of 92,211,242 shares through its wholly owned subsidiary, Manchester Securities Corp. On March 9, 2006, Manchester Securities Corp. transferred its shares of common stock to Elliott Associates, L.P. Paul E. Singer and an entity controlled by him are the general partners of Elliott Associates, L.P.

(3)	In its Form 4 filed December 14, 2005, Elliott International, L.P. reported direct ownership of 98,630,797 shares. The general partner of Elliott International, L.P. is an entity controlled by Paul E. Singer.

(4)	In its Schedule 13D/A filed January 17, 2006, Highland Crusader Offshore Partners, L.P. reported it has shared and dispositive power with respect to all reported shares with Highland Capital Management,

L.P., the general partner of Highland Crusader Offshore Partners, L.P. and Strand Advisors, Inc., which is the general partner of Highland Capital Management, L.P., and is owned by James Dondero, the President and Director of Strand Advisors, Inc.

(5)	Based on information provided from his Schedule 13G/A filed February 13, 2006, Lloyd I. Miller, III reported that he has: (i) sole voting and dispositive power with respect to 78,462,193 of these shares as an individual, a manager of a limited liability company that is the general partner of certain limited partnerships, the trustee to certain generation skipping trusts and the custodian to an account set up under the Florida Uniform Gifts to Minors Act; and (ii) shared voting and dispositive power with respect to 55,359,723 of these shares as an investment advisor to the trustee of certain family trusts and as an authorized person with respect to a certain family custody account.

(6)	In his Schedule 13D/A filed December 21, 2005, Bryant R. Riley reported that he has shared voting and dispositive power with respect to 65,315,211 shares; SACC Partners, LP reported that it has shared voting and dispositive power with respect to 58,523,119 of these shares with Riley Investment Management LLC, which has sole voting and investment power over SACC’s security holdings and of which Bryant Riley is the sole manager; B. Riley & Co., Inc. has shared voting and dispositive power with respect to 5,419,175 of these shares with Bryant Riley who has sole voting and investment power over B. Riley & Co., Inc.’s security holdings; B. Riley & Co. Retirement Trust has shared voting and dispositive power with respect to 797,974 of these shares with Bryant Riley, who has sole voting and investment power over B. Riley & Co. Retirement Trust’s security holdings; Bryant and Carleen Riley have shared voting and dispositive power with respect to 574,943 of these shares which are held in their joint account; and Richard Riley, the father of Bryant Riley, owns 508,067 shares and has sole voting and dispositive power with respect to his shares.

(7)	In its Schedule 13G filed January 24, 2006, Trafelet & Company, LLC, reported that it has shared voting and dispositive power with respect to all reported shares with Remy W. Trafelet, the managing member of Trafelet & Company, LLC.
Common Stock Ownership of Management
      The following table provides you with information, as of March 15, 2006, regarding beneficial ownership of our common stock by each of our directors and named executive officers and all of our directors and executive officers as a group. All information set forth in the following table is based on the most recent information filed by such officer or director with the Securities and Exchange Commission. Unless otherwise indicated, all shares are held with sole voting and investment power.

		No. of Shares
		Acquirable
	No. of	Through	Percent of
Name of Beneficial Owner(1)	Shares(2)	Stock Options	Class

David W. Sharp	5,862,074	168,000	*
George G. Reuter	5,852,074	52,500	*
William B. Gibbens, III	5,855,074	88,000	*
Ronald D. Mogel	—	30,000	*
John T. Mills	55,000	20,000	*
Charles O. Buckner	—	20,000	*
Ken R. LeSuer	10,000	25,000	*
Raymond L. Steele	—	10,000	*
All executive officers and directors as a group (8 persons)	17,634,222	413,500	2.4%

*	Less than 1%.

(1)	The address for the directors and executive officers is 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

(2)	Excludes shares subject to options that will be exercisable within 60 days of March 15, 2006, which shares are set forth separately in the next column.
      Trading in the Company’s common stock is in the over the counter market, primarily through listings on the OTC Bulletin Board under the symbol “HOFF.OB,” but our common stock is not currently listed or quoted on any recognized national or regional securities exchange or market.
AMENDMENT TO OUR 2005 STOCK INCENTIVE PLAN
      The following is a brief description of the amendment to our 2005 Stock Incentive Plan (the “Plan”) and the reasons therefore.
Grant of Stock Options to Non-Employee Directors
      Our board of directors and our Majority Stockholders have approved an amendment to the Plan to provide for grants of stock options to our Company’s non-employee directors. The full text of the amendments to the Plan is attached hereto as Appendix A.
Purpose of the Amendment
      The purpose of the Amendment is to strengthen our ability to attract, motivate and retain directors of experience and ability and to encourage the highest level of director performance by providing directors with a proprietary interest in the Company’s financial success and growth. Currently, the Company’s non-employee directors are not permitted to participate in the Plan.
Summary of the Amendment
      Upon effectiveness of the Amendment, non-employee directors of the Company who were previously ineligible to participate in the Plan will be eligible to participate in the Plan. On April 12, 2006, the Company will grant non-qualified stock options to purchase 250,000 shares of common stock (adjusted for any reverse stock-splits) to each non-employee director, namely John T. Mills, Ken R. LeSuer, Charles O. Buckner and Raymond L. Steele.
      In addition, on the day following each annual meeting occurring after December 31, 2005, each non-employee director shall be automatically granted non-qualified stock options to purchase up to 250,000 shares of common stock (adjusted for any reverse stock-splits), the exact number of which shall be set by the board of directors.
      The exercise price of the options granted to the non-employee directors will be equal to the fair market value of the underlying common stock on the date of grant. The options will have a term of ten years and will become exercisable one year after the date of grant. Our compensation committee may accelerate the exercisability of the options at any time and upon a change of control, as defined in the Plan, all options shall become fully exercisable. Neither the compensation committee nor our board may, without the prior approval of our stockholders, decrease the exercise price of any option after the date of grant.
      The option exercise price may be paid in cash; by check; in shares of our common stock, subject to certain limitations; through a cashless exercise arrangement with a broker approved in advance by us; or in any other manner approved by our compensation committee.

Equity Compensation Plan Information
      The following table provides information regarding common stock authorized for issuance under our equity compensation plans as of December 31, 2005:

	Number of	Weighted-	Number of Securities
	Securities to be	Average Exercise	Remaining Available for
	Issued Upon	Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
	and Rights	Rights	Column (a))(2)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,125,600	$7.34	42,826,429
Equity compensation plans not approved by security holders(1)	—	—	—

Total	2,125,600	$7.34	42,826,429

(1)	Our equity compensation program does not include any equity compensation plans (including individual compensation arrangements) under which common stock is authorized for issuance that were adopted without the approval of stockholders.

(2)	Of the shares remaining for issuance under our equity compensation plans, no more than 7,826,429 shares may be issued as restricted stock or other stock based awards (which awards are valued in whole or in part on the value of the shares of common stock under each plan).
Required Vote
      Under the Plan, an amendment to the Plan requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon.
Action by Written Consent; No Vote Required
      Your consent is not required and is not being solicited in connection with the Amendment. Pursuant to Section 228 of the Delaware General Corporation Law, unless otherwise provided in a corporation’s Certificate of Incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. The Majority Stockholders, who held at least a majority of the voting rights of all outstanding common stock as of March 6, 2006, voted in favor of the Amendment by written consent dated January 12, 2006. Accordingly, the action by written consent of the Majority Stockholders is sufficient, without the concurring consent of any of our other stockholders, to approve and adopt the Amendment.
Notice of Action by Written Consent
      Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, we are required to distribute an information statement to every stockholder from whom consent is not solicited at least 20 calendar days prior to the earliest date on which the proposed amendment to the Plan becomes effective. This Information Statement serves as the notice required by Rule 14c-2 of Regulation 14C.
Effective Date of the Amendment
      The amendments to the Plan will become effective on April 12, 2006.
Dissenters’ Rights
      Under Delaware law, our stockholders are not entitled to dissenter’s rights with respect to the actions set forth in this Information Statement or to demand appraisal of their shares as a result of the approval of any of these actions.

DIRECTOR COMPENSATION
      Each member of our board of directors who is not one of our employees receives an annual retainer of $30,000 plus $5,000 for serving on a committee of the board. The chairmen of our standing board committees receives an additional $5,000 per year for their service. We reimburse all directors for reasonable out of pocket expenses incurred in attending board and committee meetings, and each board member receives $1,500 for each Board meeting attended. Beginning in 2005, as non-executive Chairman of the Board, Mr. Mills receives an annual retainer of $240,000 in lieu of receiving the annual retainer and other amounts stated immediately above.
EXECUTIVE OFFICER COMPENSATION
Summary of Compensation
      The following table sets forth information for the years indicated concerning the compensation we paid to our Chief Executive Officer and to each of our other executive officers who are serving as executive officers at the end of fiscal year ended December 31, 2005 for services rendered during that fiscal year:
Summary Compensation Table

						Long Term Compensation

						Awards

		Annual Compensation					Securities
						Restricted	Underlying
				Other Annual		Stock	Options/	All Other
		Salary	Bonus	Compensation		Awards	SAR’s	Compensation
Name and Principal Position	Year	($)	($)	($)(1)		($)(2)	(#)	($)(3)

David W. Sharp	2005	$379,374	$626,800	$59,800	(5)	$2,882,563	—	$9,090
President and Chief	2004	256,000	50,000	—		—	—	10,027
Executive Officer(4)	2003	228,000	—	—		—	35,000	8,780
Richard A. Sebastiao	2005	$—	$—	$276,685	(7)	$—	—	$—
Former Chief	2004	—	—	$547,074	(7)	—	—	—
Restructuring Officer(6)	2003	—	—	—		—	—	—
George G. Reuter	2005	$275,000	$434,300	$—		$2,882,563	—	$6,245
Executive Vice President	2004	236,333	50,000	—		—	—	5,582
and Chief Operating	2003	191,500	—	—		—	17,500	5,070
Officer(8)
William B. Gibbens, III	2005	$256,000	$424,800	$—		$2,882,563	—	$4,574
Executive Vice President	2004	256,000	50,000	—		—	—	4,172
and General Counsel(9)	2003	240,500	—	—		—	30,000	3,370
Ronald D. Mogel	2005	$225,518	$43,750	$—		$—	—	$7,530
Vice President and	2004	201,250	5,000	—		—	—	6,687
Chief Financial Officer(10)	2003	201,250	—	—		—	—	6,509

(1)	For years in which no amounts are disclosed in this column, perquisites and other personal benefits paid to such executive officer in that year did not exceed the lesser of $50,000 or 10% of such executive officer’s salary and bonus for that year.

(2)	Represents the dollar value of 6,266,442 shares of restricted stock issued to each of Mr. Sharp, Mr. Reuter and Mr. Gibbens on September 15, 2005 multiplied by the closing price of $0.46 as of the grant date. Mr. Sebastiao and Mr. Mogel were not issued restricted stock. As of December 31, 2005, the end of our most recently completed fiscal year, the aggregate number of shares of restricted stock held by each of Mr. Sharp, Mr. Reuter and Mr. Gibbens was 5,852,074 shares. Based on the closing price of our common stock on December 31, 2005 of $0.66, these shares of restricted stock are valued at $3,862,369. The shares issued to these executive officers vest in four equal installments on September 30, 2005 and July 6, 2006, 2007 and 2008. Dividends will be paid on the restricted stock to the extent dividends are paid on any of our common stock.

(3)	Comprised of (i) matching contributions to our 401(k) Plan and (ii) premiums that we paid on term life insurance policies that we maintain for these executive officers for which we are not the named beneficiary, in each case as follows:

		401(k) Plan	Life Insurance
Name	Year	Contributions	Premiums

Mr. Sharp	2005	$4,200	$4,890
	2004	3,900	6,127
	2003	3,600	5,180
Mr. Reuter	2005	$5,250	$995
	2004	4,875	707
	2003	4,500	570
Mr. Gibbens	2005	$2,800	$1,774
	2004	2,600	1,572
	2003	2,400	970
Mr. Mogel	2005	$6,000	$1,530
	2004	5,250	1,437
	2003	5,143	1,366

(4)	Mr. Sharp was elected our President and Chief Executive Officer effective on April 30, 2005.

(5)	Of this aggregate amount, $50,000 is attributable to a new membership fee for a country club.

(6)	Mr. Sebastiao served as our Chief Restructuring Officer and principal executive officer from August 30, 2004 until April 30, 2005 pursuant to a management consulting agreement that we entered into with RAS Management Advisors, Inc., of which Mr. Sebastiao is President.

(7)	This amount represents payments to RAS Management Advisors, Inc., pursuant to the management consulting agreement that we entered into with it for services performed by Mr. Sebastiao as our Chief Restructuring Officer and principal executive officer and other agents of RAS Management Advisors, Inc.

(8)	Mr. Reuter became an executive officer on December 15, 2004.

(9)	Mr. Gibbens became an executive officer on July 1, 2003.

(10)	Mr. Mogel became an executive officer on April 30, 2005.
Aggregate Options
      The following table shows all outstanding stock options held by each of our executive officers as of December 31, 2005. None of these stock options were in-the-money as of December 31, 2005. None of our executive officers exercised stock options in 2005. No stock options were granted to our executive officers during 2005.
Options at December 31, 2005

Number of Securities
Underlying Unexercised
Options/SARs at
Fiscal Year End(#)
Exercisable/
Name	Unexercisable

David W. Sharp	156,332/11,668
Richard A. Sebastiao	—/—
George G. Reuter	49,166/5,834
William B. Gibbens, III	78,000/10,000
Ronald D. Mogel	28,000/2,000

Executive Employment Agreements
      On July 6, 2005, we entered into an employment agreement with David W. Sharp, our current President and Chief Executive Officer. Mr. Sharp’s employment agreement provides for a term expiring on December 31, 2008, and a minimum annual base salary of $440,000, which shall be reviewed at least annually. In connection with Mr. Sharp’s execution of the employment agreement, Mr. Sharp received a $220,000 bonus, of which 50% was paid upon execution of the employment agreement and the balance was paid on December 31, 2005. On September 15, 2005, we granted to Mr. Sharp 6,266,442 shares of restricted common stock pursuant to the Plan. In addition, Mr. Sharp will be eligible to earn an annual incentive bonus based on pre-established goals determined by our compensation committee and set out in writing. Any bonus shall not exceed 150% of his annual base salary at the end of the fiscal year with respect to which the bonus is paid.
      On July 6, 2005, we entered into an employment agreement with George G. Reuter. Mr. Reuter’s employment agreement provides for a term expiring on December 31, 2008, and a minimum annual base salary of $275,000, which is reviewed at least annually and was increased to $300,000 effective March 1, 2006. In connection with Mr. Reuter’s execution of the employment agreement, Mr. Reuter received a $220,000 bonus, of which 50% was paid upon execution of the employment agreement and the balance was paid on December 31, 2005. On September 15, 2005, we granted to Mr. Reuter 6,266,442 shares of restricted common stock pursuant to the Plan. In addition, Mr. Reuter will be eligible to earn an annual incentive bonus based on pre-established goals determined by our compensation committee and set out in writing. Any bonus shall not exceed 100% of his annual base salary at the end of the fiscal year with respect to which the bonus is paid.
      On July 6, 2005, we entered into an employment agreement with Mr.Gibbens. Mr. Gibbens’ employment agreement provides for a term expiring on December 31, 2008, and a minimum annual base salary of $256,000, which is reviewed at least annually and was increased to $285,000 effective March 1, 2006. In connection with Mr. Gibbens’ execution of the employment agreement, Mr. Gibbens received a $220,000 bonus, of which 50% was paid upon execution of the employment agreement and the balance was paid on December 31, 2005. On September 15, 2005, we granted to Mr. Gibbens 6,266,442 shares of restricted common stock pursuant to the Plan. In addition, Mr. Gibbens will be eligible to earn an annual incentive bonus based on pre-established goals determined by our compensation committee and set out in writing. Any bonus shall not exceed 100% of his annual base salary at the end of the fiscal year with respect to which the bonus is paid.
      On July 6, 2005, we entered into an employment agreement with Ronald D. Mogel, our current Vice President and Chief Financial Officer, that provides for a term expiring on December 31, 2008 and a minimum annual base salary of $230,000, which is reviewed at least annually and was increased to $245,000 effective May 1, 2006. In addition, Mr. Mogel will be eligible to earn an annual incentive bonus based on pre-established goals determined by our compensation committee and set out in writing. Any bonus shall not exceed 100% of his annual base salary at the end of the fiscal year with respect to which the bonus is paid.
      If we terminate Messrs. Sharp’s, Reuter’s, Gibbens’ or Mogel’s employment under his respective employment agreement within 180 days of certain defined change in control events other than for disability or cause, as defined in the agreement, or if any of them terminates his employment following the defined change of control events as a result of either not having an equivalent or greater capacity, position or duties then he had prior to the change of control or having his place of employment being transferred outside the Houston Metropolitan area, he is entitled to: (i) a lump sum payment equal to two times his annual base salary at the time of termination and the average of all bonuses paid or payable annually to him for the preceding three fiscal years; and (ii) receive for a period of two years from the date of termination life, health, accident and disability insurance. If we terminate any of Messrs. Sharp’s, Reuter’s, Gibbens’ or Mogel’s employment under his respective employment agreement other than for disability or cause, as defined in the agreement, or he terminates his agreement as a result of being assigned to or given any capacity, position or duties of lesser authority than that of an executive officer of our company and such termination does not occur within 180 days of certain defined change in control events, he is entitled to: (i) a lump sum payment equal to the amount of his annual base salary that otherwise would have been paid to him had he remained employed through the term of the agreement; and (ii) receive life, health, accident and disability insurance for such period.
      Each of Messrs. Sharp’s, Reuter’s, Gibbens’ and Mogel’s employment agreements contain agreements that restrict them from using or disclosing confidential information and from competing with us in specified geographic areas during his employment and for one year after the termination of his employment. In addition, in the event payments or benefits to any of Messrs. Sharp, Reuter, Gibbens or Mogel are subject to excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay to him an additional amount so that the net amount retained by him after deduction of any excise tax, together with any interest or penalties, shall be equal to the value of such payments or benefits.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The members of our compensation committee are Messrs. Mills, Buckner and LeSuer. No member of our compensation committee served as an officer or employee of our company or any of our subsidiaries prior to or while serving on our compensation committee. In 2005, none of our executive officers served as a director or member of the compensation committee of another entity, any of whose executive officers served on our board of directors or on our compensation committee.
MISCELLANEOUS
      All costs incurred in the mailing of this Information Statement will be borne by us. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of information materials to the beneficial owners of shares of our common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.
      We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date hereof, and the mailing of this Information Statement to our stockholders shall not create any implication to the contrary.

By Order of the Board of Directors

William B. Gibbens, III
Secretary
Houston, Texas
March 20, 2006

APPENDIX A
1. Section 1 of the Plan shall be amended to add a reference to director participation in the Plan, and shall read in its entirety as follows:

1. Purpose. The purpose of the 2005 Stock Incentive Plan (this “Plan”) of Horizon Offshore, Inc. (“Horizon”) is to increase stockholder value and to advance the interests of Horizon and its subsidiaries (collectively, the “Company”) by furnishing a variety of equity incentives (the “Incentives”) designed to attract, retain and motivate officers, employees, directors, consultants and advisors and to strengthen the mutuality of interests between such persons and Horizon’s stockholders. Incentives may consist of options to purchase shares of Horizon’s common stock (the “Common Stock”), stock appreciation rights, shares of restricted stock, restricted stock units or other stock-based awards, the value of which is based upon the value of the Common Stock, all on terms determined under this Plan. As used in this Plan, the term “subsidiary” means any corporation, limited liability company or other entity of which Horizon owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.
2. Section 2.2 shall be amended to delete the last sentence.
3. Section 3 shall be amended to add the following sentence to the end of the paragraph:

Directors who are not also employees of the Company (“Outside Directors”) may participate in the Plan only as specifically provided in Section 12 hereof.
4. The first sentence of Section 4.5(a) shall be amended to delete the reference to Section 4 and shall read in its entirety as follows:

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Plan and the number of shares of Common Stock subject to outstanding Incentives shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock.
5. New Section 12 shall be added to the Plan, and shall read in its entirety as follows:

12. Stock Options for Outside Directors

12.1 Grant of Options. Outside Directors shall receive the following:

(a) Each Outside Director shall be automatically granted non-qualified stock options to purchase 250,000 shares of Common Stock on the 21st calendar day after mailing an information statement in accordance with Rule 14c-2(b) under the 1934 Act; and

(b) On the day following each annual meeting of stockholders of Horizon occurring after December 31, 2005, each Outside Director shall be automatically granted non-qualified stock options to purchase up to 250,000 shares of Common Stock, the exact number of which shall be set by the Board of Directors.

12.2 Exercisability of Stock Options. Subject to the Committee’s right to accelerate the exercisability of any stock option and subject to the Committee’s rights under Section 11.12, the stock options granted to Outside Directors under this Section 12 shall be exercisable one year after the date of grant and shall expire ten years following the date of grant.

12.3 Exercise Price. The exercise price of the stock options granted to Outside Directors shall be equal to the Fair Market Value, as defined in the Plan, of a share of Common Stock on the date of grant. The exercise price may be paid as provided in Section 5.5 hereof.

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12.4 Exercise After Termination of Board Service. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within one year from termination of Board service; provided, however, that in the event of termination of Board service as a result of retirement (at age 65 or later or after having completed five or more years of service on the Board), the stock options may be exercised within five years from the date of termination of Board service. Notwithstanding the foregoing, no stock options may be exercised later than ten years after the date of grant.

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